Exhibit 99.1
cbdMD’s Pet Brand, Paw CBD, Sees Sales Increase 64%

 from March 2020 Quarter to June 2020 Quarter

CHARLOTTE, N.C. — August 4, 2020 — (BUSINESS WIRE) -- cbdMD, Inc. (NYSE American: YCBD, YCBD PR A) (the “Company”), one of the leading and most highly trusted and recognized cannabidiol (CBD) brands, announced today that its pet CBD brand, Paw CBD, has seen an approximate 64% increase in net sales from its March 2020 quarter of approximately $750,000 to approximately $1,229,000 for its June 2020 quarter.

“Paw CBD was launched less than one year ago, and now it is one of America’s leading CBD pet brands,” said Ken Cohn, CMO of cbdMD, Inc. “Sales metrics are all moving in the right direction, with Paw CBD now trending at over a $7mm annualized run rate, and cbdMD’s overall direct-to-consumer (DTC) sales making up over 70% of the brand’s revenue. We are seeing the DTC power of cbdMD.com translating into significant growth for PawCBD.com.”

Cohn continued: “In the meantime, we continue to focus on cross-selling, customer retention and education and will be rolling out Paw CBD subscription and reward programs shortly. As we mimic the expansion of our original cbdMD products, we are confident that Paw CBD will be a leader in the CBD pet market.”

The preliminary financial information contained in this press release has been prepared internally by management and has not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that actual results for the periods presented herein will not differ from the preliminary financial information presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period.

About Paw CBD

Paw CBD is the pet division of cbdMD, whose veterinarian-formulated products include tinctures, chews, and topicals in varying strengths and formulas. Committed to bringing high-quality options for the animals in your life, Paw CBD is proud to offer premium, non-THC1 CBD products, specially created to maintain your pets’ ongoing wellbeing and happiness. To learn more about the comprehensive line of Paw CBD pet products, please visit pawcbd.com or follow Paw CBD on Instagram and Facebook.

About cbdMD, Inc.

cbdMD, Inc. is one of the leading and most highly trusted and recognized cannabidiol (CBD) brands whose current products include CBD tinctures, CBD capsules, CBD gummies, CBD topicals, CBD bath bombs and CBD pet products. cbdMD is also a proud partner of Bellator MMA and Life Time, Inc., and has one of the largest rosters of professional sports athletes who are part of “Team cbdMD.” To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, Non THC1 CBD products, please visit www.cbdMD.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD products.

Forward-Looking Statements

This presentation contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ″should,″ ″may,″ ″intends,″ ″anticipates,″ ″believes,″ ″estimates,″ ″projects,″ ″forecasts,″ ″expects,″ ″plans,″ and ″proposes.″ These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond cbdMD, Inc.’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the continued consumer acceptance of Paw CBD, our ability to maintain or increase net sales from this product line, and statements made with respect to our actual financial results for the third quarter of fiscal 2020 and the nine months ended June 30, 2020 to be contained in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and Part II, Item 1A. Risk Factors appearing in its Quarterly Report on Form 10-Q for the period ended March 31, 2020, both as filed with the SEC, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this presentation.

Contact:

PR:

cbdMD, Inc.
Lauren Greene
Communication Specialist
lauren.greene@cbdmd.com
843-743-9999

Investors:

cbdMD, Inc.
John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515
1 Non-THC is defined as below the level of detection using validated scientific analytical tools.